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                                                                      EXHIBIT 24


                            DIRECTORS AND OFFICERS OF
                           PARKER-HANNIFIN CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the "Company"), hereby (1) constitutes and appoints Donald E. Washkewicz, Michael J. Hiemstra and Thomas A. Piraino, Jr., collectively and individually, as his or her agents and attorneys-in-fact with full power of substitution and resubstitution to (a) sign and file on his behalf and in his name, place and stead in any and all capacities (i) a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of up to 112,500 shares of the Company's Common Stock, par value $.50 per share, for issuance under the Company's Non-Employee Directors' Stock Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.

IN WITNESS WHEREOF, the undersigned directors and officers of the Company have hereunto set their hands this 30th day of January, 2003.

/s/ Duane E. Collins                                            /s/ Giulio Mazzalupi
    Duane E. Collins, Chairman of  the Board                        Giulio Mazzalupi, Director

/s/ D. E. Washkewicz                                            /s/ K. P. Muller
    Donald E. Washkewicz, Chief Executive Officer                   Klaus-Peter Muller, Director
    and Director
                                                                /s/ Candy M. Obourn
                                                                    Candy M. Obourn, Director
/s/ M. J. Hiemstra
    Michael J. Hiemstra, Principal Financial Officer
                                                                /s/ Hector R. Ortino
                                                                    Hector R. Ortino, Director
/s/ Dana A. Dennis
    Dana A. Dennis, Principal Accounting Officer
                                                                /s/ Allan L. Rayfield
                                                                    Allan L. Rayfield, Director
/s/ John G. Breen
    John G. Breen, Director
                                                                /s/ Wolfgang R. Schmitt
/s/ W. E. Kassling                                                  Wolfgang R. Schmitt, Director
    William E. Kassling, Director
                                                                /s/ Debra L. Starnes
                                                                    Debra L. Starnes, Director
/s/ R. J. Kohlhepp
    Robert J. Kohlhepp, Director
                                                                /s/ D. W. Sullivan
/s/ Peter W. Likins                                                 Dennis W. Sullivan, Director
    Peter W. Likins, Director